Exhibit 10.3
OMNIBUS AMENDMENT AGREEMENT
This OMNIBUS AMENDMENT AGREEMENT (this “Amendment”) is made as of June 5, 2023 by and among AMYRIS, INC., a Delaware corporation (the “Parent or the “Borrower”), Amyris Clean Beauty, Inc., a Delaware corporation (“Amyris Clean Beauty”) , Amyris Fuels, LLC, a Delaware limited liability company (“Amyris Fuels”), AB Technologies LLC, a Delaware limited liability company (“AB Technologies”, together with Parent, Amyris Clean Beauty and Amyris Fuels, collectively, the “Obligors” and each an “Obligor”), and Foris Ventures, LLC, in its capacity as lender (the “Lender”).

WITNESSETH:
WHEREAS, reference is made to (i) that certain Amended and Restated Loan Agreement, dated as of September 27, 2022 (as amended, restated, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”), by and among, among others, Parent, each other Obligor and any other Subsidiary Guarantor from time to time party thereto, and, (ii) that certain Forbearance Agreement, dated as of May 9, 2023 (the “Forbearance Agreement”), by and among, among others, Parent, each other Obligor and any other Subsidiary Guarantor from time to time party thereto. All capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Loan Agreement (as amended by this Agreement), as the context requires;
WHEREAS, The Obligors have requested, in consideration of the terms and conditions contained herein, that Lender (i) waive the Forbearance Default (as defined in the Forbearance Agreement) arising from the Obligors’ failure to deliver cash flow projections due on May 12, 2023 pursuant to Section 5(b) of the Forbearance Agreement, (ii) waive the Forbearance Default arising from the Obligors’ failure to confirm compliance with the minimum liquidity covenant due on May 12, 2023 pursuant to Section 3(e) of the Forbearance Agreement (such Forbearance Defaults described in the foregoing clauses (i) and (ii), collectively the “Specified Forbearance Defaults”) and (iii) waive the Specified Defaults (as defined in the Forbearance Agreement); and
WHEREAS, the parties hereto wish to amend the Loan Agreement on the terms and conditions set forth herein (the Loan Agreement so amended, the “Amended Loan Agreement”).
NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree and intend to be legally bound as follows:
1. Waiver. With effect from the Effective Date, and in reliance upon the representations and warranties of the Obligors set forth in Section 3 of this Amendment:
(a)the Lender hereby waives the Specified Forbearance Defaults and the Specified Defaults. The foregoing waiver is limited precisely as written and, except as expressly set forth herein, shall not be deemed or otherwise construed to constitute a waiver of any Default or Event of Default now existing or hereafter arising, shall not be deemed to constitute a variation from the terms of any provision of any Loan Document, and shall not prejudice the exercise of any right, power or remedy which the Lender may now have or may have in the future under or in connection with any Loan Document (after giving effect to this Amendment), all of which rights, powers and remedies are hereby expressly reserved by the Lender. The parties hereto agree that the limited waiver set forth herein is effective solely for the purposes set forth herein and that the execution and delivery by the Lender of this Amendment does not establish a custom or course of dealing or otherwise obligate the Lender to forbear, waive, consent or execute similar agreements under the same or similar circumstances in the future.
(b)all interest that accrued from and after March 24, 2023 through and including the Effective Date (including all default interest pursuant to Section 2.4) is deemed to have been (i) paid in kind and capitalized, and (ii) added on the Effective Date to the outstanding principal amount of the Amortizations due on the Term Loan Maturity Date;
(c)the Lender consents to (i) the Obligors entering into the amendment agreement to the DSM Loan Agreement in the form delivered to the Lender under this Agreement, and (ii) the deemed repayment as of June 1, 2023 of Advances under the
DSM Loan Agreement in an amount equal to $29,550,000, and (iii) the Obligors incurring Indebtedness to Anesma Group, LLC on or about the Effective Date.
2.Amendments. With effect from the Effective Date, the Loan Agreement will be amended as follows:
(a)adding the following definitions in Section 1.1 in alphabetical order:
    “Additional Facilities” means the agreements and arrangements entered into after the Closing Date by the Obligors relating to Indebtedness in an aggregate principal amount not exceeding $250,000,000 (excluding capitalized interest, fees and other amounts which may be added to principal in accordance with the terms of such agreements and arrangements).
“Cash Flow Report” means (a) an updated 13-week cash flow forecast for the Obligors, including, without limitation, consolidated balance sheets, statements of income, and cash flow forecasts, and (b) aged listings of accounts receivable and accounts payable, each in a form consistent with the 13-week cash flow forecast delivered on March 10, 2023 and prepared and certified to on behalf of the Borrower by an authorized officer thereof.
“DSM Side Letter” means that certain side letter relating to certain transactions with DSM, made between Parent and DSM on or about the Closing Date.
    (b)    replacing the definition of Permitted Indebtedness in Section 1.1 with:
    “Permitted Indebtedness” means (i) Indebtedness of the Obligors in favor of the Lender arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule l A; (iii) Indebtedness of up to $10,000,000 outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment and related expenses financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business due within 90 days; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Indebtedness under the DSM Loan Agreement in a maximum principal amount not to exceed $100,000,000 (excluding capitalized interest, fees and other amounts which may be added to principal in accordance with the terms of such agreements and arrangements); (vii) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of any Obligor or a Subsidiary thereof in an aggregate amount not to exceed $500,000 at any time outstanding; (viii) Indebtedness of the Obligors under the Existing Loan Agreements and under that certain loan agreement dated on or about June 5, 2023 between Anesma Group, LLC (“Anesma”); (ix) Indebtedness of the Obligors under the Additional Facilities, with the prior written consent of the Lender in its absolute discretion; (x) [reserved]; (xi) Contingent Obligations that are guarantees of Indebtedness described in clauses (i) through (x) or other obligations of others that do not otherwise constitute Indebtedness; (xii) extensions, refinancings and renewals of any items of Permitted Indebtedness provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon any Obligor or its Subsidiary, as the case may be.
(c)    replacing clauses (x) and (xi) of the definition of Permitted Investment in Section 1.1 with:

    (x) Investments in Subsidiary Guarantors with the prior written consent of the Lender; (xi) Investments in Foreign Subsidiaries that are not Subsidiary Guarantors which are required in the ordinary course of business to fund the day to day operations of the Foreign Subsidiaries in such amount as the Lender (in its absolute discretion) may approve from time to time;
    (d)    replacing clauses (xiv), (xvi) and (xvii) of the definition of Permitted Liens with:
    (xiv) Liens on Cash or Cash equivalents securing obligations permitted under clauses (vii) and (viii) of the definition of Permitted Indebtedness (subject to the limitations in the definitions thereof); (xvi) until repayment or prepayment of Tranche 3 under (and as defined in the DSM Loan Agreement), Liens in favor of DSM in relation to the equity interests in Amyris RealSweet, LLC owned by the Borrower; (xvii) Liens securing the Additional Facilities and Liens in favor of Anesma;
    (e)    replacing clause (v) of the definition of Permitted Transfers with:
        (v) any Transfers consisting of Permitted Investments in Foreign Subsidiaries permitted under clause (xi) of Permitted Investments;
    (f)     deleting the definition of “Specified Accounts”
    (g)    adding the following at the end of the last paragraph of Section 1.1:
        Notwithstanding anything to the contrary contained in this Agreement, each action permitted to be taken or not taken and each determination permitted or required to be made or not made, in each case by the Lender under this Agreement shall be so taken or not taken (or made or not made) by the Lender acting in its sole discretion.
    (h)    replacing the second sentence of Section 2.2(d) with:
        The Borrower will pay interest on each Advance on the first Business Day of each calendar quarter (each, an “Interest Payment Date”), beginning with the calendar quarter first starting after the Advance Date for that Advance.
        (i)    in Section 2.2(e), the Amortization Dates for the Loan originally due on April
15, 2023 and 15 January 2024 will be deleted and replaced with “ April 15, 2024”;

        (j)    adding new clause (iv) to Section 3.2:
        (iv) until repayment or prepayment of Tranche 3 under (and as defined in the DSM Loan Agreement), all equity interests held by the Borrower in Amyris RealSweet, LLC provided that no Obligor or any of their respective Subsidiaries shall create or permit to subsist any Lien over any Excluded Intellectual Property or JV Agreement or, after repayment or prepayment of Tranche 3 (under and as defined in the DSM Loan Agreement), any equity interests held by the Borrower in Amyris RealSweet, LLC.
    (k)    In section 5.4, replacing reference to “December 31, 2021” with “December 31, 2022”
    (l)    in Section 5.13 (a), replacing references to “December 31, 2021” and “March 31, 2022” with “December 31, 2022” and “March 31, 2023”
    (m)    in Section 5.13 (b), replacing references to “December 31, 2024” with “December 31, 2023”

    (n)     adding the following as new Section 5.23:
        Cash Flow Reports. Each Obligor represents and warrants to the Lender on any date it delivers a Cash Flow Report that each such Cash Flow Report was prepared by the Borrower’s management and represents the good faith belief as to the probable course of the Obligors’ business and financial affairs over the periods shown therein, subject to the assumptions stated therein.
    (o)    adding the following as new Section 7.1(h):
        no later than 5:00 p.m. (Pacific Time) on the last Business Day of each calendar week, a Cash Flow Report for the 13 week period starting on the day immediately that Business Day;
    (p)     replacing Section 7.4(c)(ii) with:
        and (ii) the DSM Loan Agreement, any Loan Document (as defined in the DSM Loan Agreement) and any other documents entered into in connection with the DSM Loan Agreement (including, without limitation, the DSM Side Letter) without the prior written consent of the Lender.
    (q)    replacing Section 7.8 with:
        Transfers. Except for Permitted Transfers and Permitted Investments, the Obligors shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend, dispose of or in any other manner convey any equitable, beneficial or legal interest in any of their assets.
(r)    deleting the following language in Section 7.12: “ provided, however, that the Obligors may maintain the Specified Accounts without such being subject to an Account Control Agreement so long as the aggregate account balance maintained therein as of any date is not greater than $1,200,000”
(s)    adding the following as new Section 7.14(b):

and (b) whether any of the Transaction Agreements (as defined in the RealSweet LLC Agreement) conflict with any of the Loan Documents or otherwise impairs the value of the Pledge Collateral or any of DSM’s rights or remedies under the Pledge Agreement (as each of the terms in this clause (b) is defined in the DSM Loan Agreement)
(t)    replacing Section 7.15 and 7.16 with:
7.15    Minimum Revenue. As of the last day of each fiscal quarter concluding on and after the Closing Date, the Borrower and its consolidated entities shall have revenue (determined in accordance with GAAP) of not less than $150,000,000 on a trailing 12 month basis.

        7.16    Minimum Liquidity. On the last Business Day of each week, the Obligors shall have, on a consolidated basis, liquidity calculated as (i) unrestricted, unencumbered Cash and Cash Equivalents denominated in Dollars in one or more Deposit Accounts located in the United States, plus (ii) any additional amount of available credit, borrowings, or investments readily convertible to Cash to the extent necessary, so that the sum of the amounts described in clauses (i) and (ii) of this Section 7.16 is not less than $2,000,000.
    (u)    adding the following as new Section 7.23 (a) and renumbering the other clauses accordingly:

(a) comply with all applicable Environmental Laws, and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except for any such non-compliance or failure to obtain that could not reasonably be expected to result in a Material Adverse Effect
    (v)    adding the following as new Section 7.25 (e):
    such documents and other evidence as the Lender shall reasonably require in connection with the DSM Loan Agreement.
    (w)     adding the following as new Sections 7.29 and 7.30:
    7.29    Firmenich Amendment. The Borrower shall (a) not amend the License and Drawing Rights Agreement between Borrower and DSM Nutritional Products, Ltd. (the “License Agreement”), dated March 31, 2021 in a manner or to an extent that could reasonably be expected to adversely affect the interests of the Lender (in its sole determination), and (b) provide all documents and agreements relating to amendment of the License Agreement in agreed form not less than five Business Days before entering into such amendment.
    7.30    Delivery of Projections. The Borrower and the other Obligors covenant and agree that, commencing on June 2, 2023, and on a weekly basis thereafter, the Borrower shall, or shall cause its Financial Advisors to, prepare and deliver to the Lender cash flow projections, in form and methodology as previously provided to the Lender, showing that Borrower and the other Obligors have adequate liquidity to operate their businesses through and including the calendar year ending December 31, 2023, it being understood that each set of projections shall be prepared in good faith by the Borrower and based on assumptions believed in good faith to be reasonable at the time so prepared.
(x)    replacing Sections 8.1 and 8.2 with:
    8.1    Payments. Any Obligor fails to (a) make any payment of principal on the Loan on its due date or (b) pay any other amount (including payment of accrued interest) due under this Agreement within three Business Days after its due date whether scheduled, upon acceleration or otherwise; or

    8.2    Covenants. Any Obligor breaches or defaults in the performance of any other covenant under this Agreement (other than Section 8.1), any of the other Loan Documents or any other agreement between any Obligor and the Lender and such default continues for more than five Business Days; or
(y)    replacing Section 8.10 with:
    Subordination Provisions. If (a) any provision of any subordination or intercreditor provisions of any agreement, document or instrument governing any Indebtedness which by its terms is subordinated to the Secured Obligations or any Indebtedness that is secured by Liens that have been contractually subordinated to the Liens securing the Secured Obligations (together, “Subordination Arrangements”) shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (other than in accordance with the express terms thereof), or (b) any Person shall contest in any manner the validity or enforceability of such Subordination Arrangements or any Person shall deny that it has any further liability or obligation thereunder, or (c) any party to any Subordination Arrangements (other than the Lender) shall fail to comply with the provisions of, does not perform its obligations under, any such Subordination Arrangements; or
(z)    adding the following as new Section 8.12:

8.12 Tranche 3. All or any part of Tranche 3 (as defined in the DSM Loan Agreement) is repaid or prepaid on or before April 15, 2024 other than from proceeds of sale of (a) all of the Capital Stock of Amyris RealSweet, LLC, or (b) the consummation of any sale of any consumer brands from which, in the case of this clause (b), the Obligors shall receive at least $75,000,000 in gross proceeds, which must, in each case, be on terms acceptable to the Lender in its absolute discretion.
(aa)    replacing the first paragraph of Section 10.2 with:
    Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing and may be personally served or sent by electronic mail or United States mail or courier service and shall be deemed to have been given (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (c) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below, in each case addressed to the party to be notified as follows (or to such other address as a party to this Agreement may notify the other parties in writing from time to time):”
3.Conditions Precedent to Effectiveness. The effectiveness of this Agreement shall be subject to the prior waiver or receipt by Lender of each of the following conditions precedent, each in form and substance satisfactory to Lender (the date on which such conditions are satisfied or waived, the “Effective Date”):
(a)this Agreement, signed by all Obligors.
(b)No Default or Event of Default shall have occurred and be continuing as of or on the Effective Date.
(c)Each of the representations and warranties made by any Obligor in or pursuant to the Loan Documents shall be true and correct in all material respects as of the Effective Date (except to the extent such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date), except that any representations and warranties subject to “materiality”, “Material Adverse Effect” or similar materiality qualifiers shall be true and correct in all respects as of the date of such extension of credit (except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date).
(d)Evidence that (i) all Specified Defaults (as defined in those certain Forbearance Agreements dated on or about May 9, 2023 between, among others, DSM and the Obligors, the Lender and the Obligors and Perrera Ventures LLC and the Obligors (together the “Forbearance Agreements”) have been waived, and (ii) all breaches and defaults (however described) under the Forbearance Agreements have been waived.
(e)Evidence that DSM has consented to the transactions contemplated by this Amendment.
(f)A legal opinion of Fenwick & West LLP, legal advisers to the Obligors.
(g)A Cashflow Report for the 13 week period from the Closing Date.
(h)A certificate of each Obligor, executed by an authorized officer of such Obligor, with appropriate insertions and attachments, including (i) the constituent documents of such Obligor, (ii) the relevant board resolutions or written consents of such Obligor adopted by such Obligor for the purposes of authorizing such Obligor to enter into and perform the Loan Documents to which such Obligor is party,

(iii) the names, titles, incumbency and signature specimens of those representatives of such Obligor who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Obligor, and (iv) a good standing certificate) for each Obligor certified as of a recent date by the appropriate Governmental Authority of its respective jurisdiction of organization.
(i)The Obligors shall have paid to the Lender all amounts in respect of reasonable and documented out-of-pocket expenses in accordance with Section 6 hereof to the extent invoiced on or prior to the date hereof.
(j)An amendment agreement to the DSM Loan Agreement, signed by all parties to it.
4.Representations and Warranties. Each Obligor hereby represents and warrants to the Lender as follows:
(a)This Agreement is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Obligor that is a party thereto, will be the legally valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.
(b)Each of the representations and warranties made by any Obligor in or pursuant to the Loan Documents shall be true and correct in all material respects as of the Effective Date (except to the extent such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date), except that any representations and warranties subject to “materiality”, “Material Adverse Effect” or similar materiality qualifiers shall be true and correct in all respects as of the date of such extension of credit (except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date).
5.Choice of Law. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
6.Counterpart Execution. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by electronic mail transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.
7.Effect on Loan Documents.
    (a)    The Obligors accept and agree that with effect from the Effective Date, the Amortizations due on April 15, 2023 and 15 January 2024 will be payable on April 15, 2024 and as a result an Amortization of $50,000,000 will be due and payable on April 15, 2024 (together with all interest, compounded interest, fees and expenses due thereon in accordance with the Loan Agreement).
(b)    Parent shall, as security for the Secured Obligations, (a) cause each Subsidiary Guarantor to grant to the Lender, a security interest in all of such Subsidiary Guarantor’s assets pursuant to such Security Documents as the Lender may require, and (b) promptly (and in any event within ten Business Days) after repayment or prepayment of Tranche 3 (under and as defined in the DSM Loan Agreement), enter into a pledge of all its interest in the equity interests held by the Borrower in Amyris RealSweet, LLC and take all steps in connection therewith as Lender may reasonably require, including providing legal opinions
(c)    The Loan Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Agreement shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the

Lender under the Loan Agreement or any other Loan Document. The amendments, consents, modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, and except as expressly set forth herein, shall neither excuse any non-compliance with the Loan Documents, nor operate as a consent or waiver to any matter under the Loan Documents. Except for the consents and amendments to the Loan Agreement expressly set forth herein, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Agreement conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Agreement shall control.
(d)    Upon and after the Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.
(e)    To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Agreement, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement, as modified or amended hereby.
(f)    This Agreement is a Loan Document. References to “Sections” are to sections of the Loan Agreement, unless otherwise stated.
8.Entire Agreement. The Loan Agreement (as amended hereby) and the other Loan Documents (including, without limitation, this Agreement), and the terms and provisions thereof and hereof, constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
9.Reaffirmation and Ratification. Each Obligor hereby restates, ratifies and reaffirms its obligations under each Loan Document (as amended hereby) to which it is a party and each and every term and condition set forth in the Loan Agreement and the Loan Documents as amended hereby as of the Effective Date. Each Obligor hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Lender, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Each Obligor hereby further ratifies and reaffirms the validity and enforceability of the appointment of the Lender as attorney-in-fact under each applicable Loan Document.
10.Incorporation. The provisions of Section 6.3 (Indemnity), Section 10.1 (Severability), Section 10.2 (Notice), and Section 10.9 (Consent to Jurisdiction and Venue) of the Loan Agreement are incorporated herein by reference mutatis mutandis with the same force and effect as if expressly written herein
11.Electronic Signatures.    The words “execution,” “signed,” “signature” and words of like import in any this Agreement or any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act
12.Release.
(a)In consideration of, among other things, the Lender’s execution and delivery of this Agreement, each of the Borrower and the other Obligors, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against the Lender in any capacity and its affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Forbearance Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among the Borrower and the other Obligors, on the one hand, and the Lender, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. The receipt by the Borrower or any other Obligor of any Loans or other financial accommodations made by the Lender after the date hereof shall constitute a ratification, adoption, and confirmation by such party of the foregoing general release of all Claims against the Releasees that are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such Loans or other financial accommodations. In entering into this Agreement, the Borrower and each other Obligor consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 6 shall survive the termination of this Agreement, the Loan Agreement, the other Loan Documents and payment in full of the Secured Obligations.
(b)The Borrower and other Obligors each hereby agrees that it shall be, jointly and severally, obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of the Borrower, any other Obligor, or any of their respective Subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statue, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Loan Agreement, the other Loan Documents, this Agreement or any other document executed and/or delivered in connection herewith or therewith; provided, that neither the Borrower nor any other Obligor shall have any obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower and other Obligors each agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under applicable law. The foregoing indemnity shall survive the termination of this Agreement, the Loan Agreement, the other Loan Documents and the payment in full of the Secured Obligations.
(c)Each of the Borrower and other Obligors, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower or any other Obligor pursuant to Section 6(a) hereof. If the Borrower, any other Obligor or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower and other Obligors, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.
(d)The Borrower and other Obligors each warrant, represent and agree that they are fully aware of California Civil Code Section 1542, which provides as follows

SECTION 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
(d)The Borrower and other Obligors each hereby knowingly and voluntarily waive and relinquish the provisions, rights and benefits of Section 1542 and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction that may be applicable herein, and any rights they may have to invoke the provisions of any such law now or in the future with respect to the Claims being released pursuant to Section 6(a) hereof, and the Borrower and other Obligors hereby agree and acknowledge that this is an essential term of the releases set forth in this Section 6(d). In connection with such releases, the Borrower and other Obligors acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts presently unknown or unsuspected in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Claims being released pursuant to Section 6(a) hereof. Nevertheless, it is the intention of the Borrower and other Obligors in executing this Agreement to fully, finally, and forever settle and release all matters and all claims relating thereto, which exist, hereafter may exist or might have existed (whether or not previously or currently asserted in any action) constituting Claims released pursuant to Section 6(a) hereof. Each Obligor acknowledges that it is not relying upon and has not relied upon any representation or statement made by the Lender with respect to the facts underlying this Agreement or with regard to any of such party’s rights or asserted rights.
(e)The release set forth in this Agreement may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Obligor acknowledges that the release contained in this Agreement constitutes a material inducement to the Lender to enter into this Agreement and that the Lender would not have done so but for the Lender’s expectation that such release is valid and enforceable in all events.
(f)Each Obligor hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding, or otherwise) any Releasee on the basis of any Claim released, remised, and discharged by such Obligor pursuant to Section 6 (a). If any Obligor violates the foregoing covenant, such Obligor, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives, and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

[Signature pages follow.]

    IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first set forth above.

PARENT AND BORROWER:

AMYRIS, INC.

By: /s/ Han Kieftenbeld
Name: Han Kieftenbeld
Title: Chief Financial Officer

OBLIGORS:

AMYRIS CLEAN BEAUTY, INC.

By: /s/ Han Kieftenbeld
Name: Han Kieftenbeld
Title: Chief Financial Officer

AMYRIS FUELS, LLC

By: /s/ Han Kieftenbeld
Name: Han Kieftenbeld
Title: Chief Financial Officer

AB TECHNOLOGIES LLC

By: /s/ Han Kieftenbeld
Name: Han Kieftenbeld
Title: Chief Financial Officer

LENDER:

FORIS VENTURES, LLC

By: /s/ Barbara Hager
Name: Barbara Hager
Title: Manager